Oppenheimer Senior Floating Rate Plus Fund
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Investment Advisory Agreement follows:

1.
Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Senior Floating Rate Plus Fund, (the “Registrant”), filed with the Securities and Exchange Commission on July 31, 2013 (Accession Number 0000728889-13-000954), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Investment Advisory Agreement dated 5/23/13.

•	Investment Subadvisory Agreement dated 5/23/13.